Exhibit 99.1
Calix Reports Second Quarter 2015 Financial Results

PETALUMA, CA – July 28, 2015 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the second quarter ended June 27, 2015. Revenue for the second quarter of 2015 was $99.1 million, an increase of 1.1% compared to $98.0 million for the second quarter of 2014.
“Our second quarter results were above our guidance, reflecting better than expected overall operating performance,” said Carl Russo, Calix President and CEO. “Led by the GigaCenter, which at quarter-end surpassed the 300 service provider customer mark, this performance contributed to revenues in the first half of 2015 increasing 3.5% compared to the first half of 2014. In addition, first half non-GAAP gross margins improved to 50.1% compared to 46.9% in the same period last year,” added Russo.
“During the second quarter, Calix announced a number of innovative new product offerings, including our G.fast solutions for multiple dwelling unit and high density single family unit applications, and our new NG-PON2 cards. These introduce the next generation of standards-based fiber access technology into our E-Series portfolio and give our customers the ability to deliver a multi-gigabit experience to their subscribers. These new solutions demonstrate our continued drive towards our Unified Access vision and strengthened our leadership in the broadband access market,” added Russo.
The company’s non-GAAP net income for the second quarter of 2015 was $3.3 million, or $0.06 per fully diluted share, compared to a non-GAAP net income of $5.1 million, or $0.10 per fully diluted share, for the second quarter of 2014. A reconciliation of GAAP and non-GAAP results is included as part of this release.
“During the quarter, we returned $3.4 million to shareholders via our previously announced $40 million stock buyback authorization,” said William Atkins, Executive Vice President and CFO. “We remain committed to returning capital to shareholders, while at the same time investing in the company to build a strong foundation for future growth,” added Atkins.
The GAAP net loss for the second quarter of 2015 was $5.8 million, or $(0.11) per basic and diluted share, compared to a GAAP net loss of $4.0 million, or $(0.08) per basic and diluted share, for the second quarter of 2014. A reconciliation of our second quarter 2015 operating results from non-GAAP to GAAP is provided below:

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Calix Press Release	Page 2

Calix, Inc.
(Unaudited, in thousands, except per share data)
Three Months Ended June 27, 2015

	Non-GAAP	Stock-Based Compensation	Amortization of Intangible Assets	Acquisition-Related Costs	GAAP
Revenue	$99,129	$—	$—	$—	$99,129
Cost of revenue	48,541	211	2,088	—	50,840
Gross profit	50,588	(211)	(2,088)	—	48,289
Gross margin	51.0%	(0.2)%	(2.1)%	—%	48.7%
Operating expenses	47,320	4,130	2,552	52	54,054
Operating income (loss)	3,268	(4,341)	(4,640)	(52)	(5,765)
Interest and other income (expense), net	88	—	—	—	88
Income (loss) before taxes	3,356	(4,341)	(4,640)	(52)	(5,677)
Provision for income taxes	102	—	—	—	102
Net income (loss)	$3,254	$(4,341)	$(4,640)	$(52)	$(5,779)
Weighted average diluted shares used to
compute non-GAAP net income (loss)
per common share	52,455	52,455	52,455	52,455
Non-GAAP net income (loss) per diluted share	$0.06	$(0.08)	$(0.09)	$—
Weighted average basic and diluted shares used to
compute GAAP net loss per common share:					51,950
GAAP net loss per share					$(0.11)

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Conference Call
In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) today to discuss its second quarter 2015 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix web site at http://investor-relations.calix.com.
Live call access information: Dial-in number: (877) 407-4019 (U.S.) or (201) 689-8337 (outside the U.S.)
The conference call and webcast will include forward-looking information.
About Calix
Calix (NYSE: CALX) is a global leader in access innovation. Its Unified Access portfolio of broadband communications access systems and software enables communications service providers worldwide to transform their copper- and fiber-based networks and become the broadband provider of choice to their subscribers. For more information, visit the Calix website at www.calix.com. For more information about gigabit networks, visit www.calix.com/gigabit/.
Use of Non-GAAP Financial Information
The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. These non-GAAP measures are provided to enhance the reader's understanding of the Company's operating performance as they primarily exclude certain non-cash charges for stock-based compensation and amortization of acquisition-related intangible assets, and non-recurring acquisition-related costs, which the Company believes are not indicative of its core operating results. Acquisition-related costs include legal fees and associated expenses incurred under a pre-existing contract between Occam and its retained advisor in connection with the Occam acquisition. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company's ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
Forward-Looking Statements
Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to, the execution of a stock repurchase program. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to the risks described in our 2014 Form 10-K and our quarterly reports on Form 10-Q, each as filed with the SEC and available at www.sec.gov, particularly in the sections titled "Risk Factors." Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.

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Calix, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2015	2014	2015	2014
Revenue	$99,129	$98,005	$190,167	$183,825
Cost of revenue:
Products and services (1)	48,752	51,575	95,212	98,381
Amortization of intangible assets	2,088	2,088	4,176	4,176
Total cost of revenue	50,840	53,663	99,388	102,557
Gross profit	48,289	44,342	90,779	81,268
Operating expenses:
Research and development (1)	22,851	19,544	44,765	39,174
Sales and marketing (1)	19,215	18,455	38,974	35,845
General and administrative (1)	9,436	7,681	19,588	14,932
Amortization of intangible assets	2,552	2,552	5,104	5,104
Total operating expenses	54,054	48,232	108,431	95,055
Loss from operations	(5,765)	(3,890)	(17,652)	(13,787)
Interest and other income (expense), net:
Interest income	338	30	717	34
Interest expense	(279)	(58)	(658)	(115)
Other income (expense), net	29	70	77	103
Total interest and other income (expense), net	88	42	136	22
Loss before provision for income taxes	(5,677)	(3,848)	(17,516)	(13,765)
Provision for income taxes	102	103	193	213
Net loss	$(5,779)	$(3,951)	$(17,709)	$(13,978)
Net loss per common share:
Basic and diluted	$(0.11)	$(0.08)	$(0.34)	$(0.28)
Weighted average number of shares used to compute
net loss per common share:
Basic and diluted	51,950	50,573	51,843	50,425

(1)	Includes stock-based compensation as follows:
Cost of revenue	$211	$354	$386	$708
Research and development	1,483	1,306	2,695	2,486
Sales and marketing	1,656	1,462	3,081	2,830
General and administrative	991	1,282	1,841	2,282
	$4,341	$4,404	$8,003	$8,306

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Calix, Inc.
Reconciliation of GAAP to Non-GAAP Results
(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2015	2014	2015	2014
GAAP net loss	$(5,779)	$(3,951)	$(17,709)	$(13,978)
Adjustments to reconcile GAAP net loss to
non-GAAP net income (loss):
Stock-based compensation	4,341	4,404	8,003	8,306
Amortization of intangible assets	4,640	4,640	9,280	9,280
Acquisition-related costs	52	—	242	—
Non-GAAP net income (loss)	$3,254	$5,093	$(184)	$3,608
Non-GAAP net income (loss) per common share:
Basic	$0.06	$0.10	$—	$0.07
Diluted	$0.06	$0.10	$—	$0.07
Weighted average shares used to compute non-GAAP
net income (loss) per common share:
Basic	51,950	50,573	51,843	50,425
Diluted (1)	52,455	50,961	51,843	50,904
(1) Includes the dilutive effect of outstanding stock options, restricted stock units and ESPP.

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Calix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 27,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$39,672	$48,829
Marketable securities	59,785	62,850
Restricted cash	—	295
Accounts receivable, net	41,985	30,744
Inventory	40,710	46,753
Deferred cost of revenue	1,284	5,080
Prepaid expenses and other current assets	11,457	12,936
Total current assets	194,893	207,487
Property and equipment, net	18,790	20,144
Goodwill	116,175	116,175
Intangible assets, net	15,899	25,179
Other assets	1,241	1,236
Total assets	$346,998	$370,221
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,538	$23,629
Accrued liabilities	36,545	39,443
Deferred revenue	9,132	12,722
Total current liabilities	64,215	75,794
Long-term portion of deferred revenue	19,371	19,393
Other long-term liabilities	1,903	2,443
Total liabilities	85,489	97,630
Stockholders' equity:
Common stock	1,313	1,291
Additional paid-in capital	811,737	801,810
Accumulated other comprehensive income	135	80
Accumulated deficit	(548,299)	(530,590)
Treasury stock	(3,377)	—
Total stockholders' equity	261,509	272,591
Total liabilities and stockholders' equity	$346,998	$370,221

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Calix, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six Months Ended
	June 27,	June 28,
	2015	2014
Operating activities:
Net loss	$(17,709)	$(13,978)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,978	4,522
Loss on retirement of property and equipment	5	—
Amortization of intangible assets	9,280	9,280
Amortization of premiums related to available-for-sale securities	541	108
Stock-based compensation	8,003	8,306
Changes in operating assets and liabilities:
Restricted cash	295	—
Accounts receivable, net	(11,240)	(3,809)
Inventory	6,042	5,183
Deferred cost of revenue	3,796	5,119
Prepaid expenses and other assets	1,065	960
Accounts payable	(5,091)	(10,313)
Accrued liabilities	(2,889)	2,601
Deferred revenue	(3,612)	(8,307)
Other long-term liabilities	(135)	(188)
Net cash used in operating activities	(6,671)	(516)
Investing activities:
Purchases of property and equipment	(3,618)	(4,328)
Purchases of marketable securities	(25,271)	(46,572)
Maturities of marketable securities	27,832	—
Net cash used in investing activities	(1,057)	(50,900)
Financing activities:
Proceeds from exercise of stock options	590	139
Proceeds from employee stock purchase plan	2,865	2,453
Purchases of treasury stock	(3,377)	—
Taxes paid for awards vested under equity incentive plans	(1,510)	(1,377)
Net cash provided by (used in) financing activities	(1,432)	1,215
Effect of exchange rate changes on cash and cash equivalents	3	(3)
Net decrease in cash and cash equivalents	(9,157)	(50,204)
Cash and cash equivalents at beginning of period	48,829	82,747
Cash and cash equivalents at end of period	$39,672	$32,543

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Investor Inquiries:

William J. Atkins
408-474-0052
William.Atkins@calix.com

Thomas J. Dinges, CFA
408-474-0080
Tom.Dinges@calix.com